EXHIBIT 10.8

MANAGEMENT AND CONSULTING AGREEMENT

THIS MANAGEMENT AND CONSULTING AGREEMENT (the “Agreement”) is made and entered as of the 1st day of May, 2019, by and between Beacon Media Interactive, Inc., a California corporation, (the “Manager”) and LGBTQ Loyalty Holdings, Inc. (f/k/a “Life Apps Brands Inc.”), a Delaware corporation, and all of its owned and affiliated entities (the “Company”) (Manager and Company are collectively referred to herein as the “Parties” and each individually as a “Party”).

WHEREAS, Company desires to obtain certain management and consulting Services (as defined below) from the Manager; and

WHEREAS Company agrees to engage the Manager, and Manager accepts such engagement, as an independent contractor to provide such Services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Services

1.1. Scope of Work. The Manager shall provide to the Company the services listed on the Initial Statement of Work attached hereto as Schedule 1 (the “Services”). The scope of work may be expanded by Additional Statements of Work, which shall be deemed issued and accepted only if signed by authorized representatives of each Party. This Agreement will serve as the basis for all work by and between the Parties.

1.2. Manner of Performance. The Manager shall conduct the Services in accordance with specifications set forth in any issued and accepted Statement of Work. The Company shall not control the manner or means by which Manager or its employees or contractors perform the Services.

2. Standard of Performance

Manager hereby agrees that it shall follow the highest professional standards in performing all Services to be provided under this Agreement. At all times during the Term of this Agreement, Manager shall endeavor to promote the interests of the Company. To the best of its ability, Manager shall perform the Services in a timely, workmanlike and professional manner in accordance with generally recognized industry standards for similar services. Manager shall promptly and diligently communicate with Company regarding matters relating to the provision of the Services or the business of the Company. The Manager shall at all times observe and comply with all federal and state laws or regulations applicable to this Agreement.

3. Necessary Information & Materials

Company will be solely responsible to supply the Manager all information, materials, data, and documents necessary to perform the Services agreed under this Agreement. Company acknowledges and agrees that the completeness and accuracy of information supplied to Manager is the sole responsibility of the Company. Manager shall not be held responsible for the production of inaccurate financial statements, records and billings, or any other financial reports if the financial data submitted by the Company and relied upon by Manager in preparing such financial statements, records, billings and/or reports, is inaccurate.

4. Term

This Agreement is effective as of the date written above and shall expire upon the completion of all three phases of work as outlined on Schedule 1, unless terminated in accordance with Section 10 or extended in a writing signed by the Parties. If Manager anticipates that any phase will not be completed within the outer time period set forth in Schedule 1, Manager shall notify the Company no later than fifteen (15) days prior to the respective deadline to request a reasonable extension. Company, in its sole discretion, may grant an extension or terminate the agreement for Cause if and when a phase deadline is not met.

5. Independent Contractor

Manager shall provide the Services as an independent contractor and Manager shall not act as an employee, agent or broker of the Company. As an independent contractor, Manager will be solely responsible for paying any and all taxes levied by applicable laws on its compensation. Manager understands that Company will not withhold any amounts for payment of any taxes from Manager’s compensation.

6. Compensation

6.1. Monthly Payments. During the Term of this Agreement, Company shall pay the Manager the applicable monthly fees set forth in the attached Compensation Addendum. All cash payments specified thereunder shall be made in advance by the first day of each month in which Services shall be rendered; stock payments shall vest on the last day of each month in which the Services are rendered subject to the Restricted Stock Grant Agreement entered into by and between the Parties of even date herewith. For the avoidance of any doubt, Consultant shall invoice the Company each month stating the cash and stock compensation owed based upon the terms of the Compensation Addendum and the current phase of the project. Notwithstanding the foregoing, the cash payment for the month of May 2019 shall be paid within three business days of the date of full execution of this Agreement.

6.2. Performance Bonuses. In addition to monthly fees, Manager may earn performance bonuses in the form of stock as specified in the Compensation Addendum and subject to the terms and conditions of the Restricted Stock Grant Agreement. Manager may also be paid other performance bonuses at the discretion of the Company’s Board of Directors.

6.3. Additional Compensation. Any work undertaken by Manager on behalf of the Company outside of the Initial Statement of Work (“Additional Work”) will require additional compensation to be paid to Manager by Company for such services, which shall be specified in any Additional Statement of Work, and agreed to by the Parties, in writing, prior to the commencement of such Additional Work.

7. Expenses

Subject to the prior written approval of the Company, the Company agrees to reimburse all out of pocket expenses incurred by the Manager in furtherance of or in connection with the Services, including, but not limited to, travel expenses and operational expenditures. Company shall reimburse Manager for all such reasonable expenses within five (5) business days of receipt by Company of an itemized statement of reimbursable expenses from Manager accompanied by receipts and/or other supporting documentation.

8. Confidentiality

Manager in the course of performing the Services hereunder, may gain access to certain confidential or proprietary information of the Company. Such “Confidential Information” shall include all information concerning the business, affairs, products, marketing, systems, technology, customers, end-users, financial affairs, accounting, statistical data belonging to the Company and any data, documents, discussion, or other information developed by Manager hereunder and any other proprietary and trade secret information of Company whether in oral, graphic, written, electronic or machine-readable form. Confidential Information does not include information which (i) is known to Manager at the time of disclosure to Manager by Company as evidenced by written records of Manager, (ii) has become publicly known and made generally available through no wrongful act of Manager, or (iii) has been rightfully received by Manager from a third party who is authorized to make such disclosure. The Manager agrees to hold all such Confidential Information of the Company in strict confidence and shall not, without the express prior written permission of Company, (a) disclose such Confidential Information to third parties; or (b) use such Confidential Information for any purposes whatsoever, other than the performance of its obligations hereunder. The obligations under this Section shall survive termination or expiration of this Agreement. Company hereby acknowledges that Manager is otherwise engaged in the publishing business, has extensive previous knowledge about the Company and the industry that this is not an exclusive Agreement. Manager shall not engage in transactions involving the Company’s common stock or common stock equivalents while in possession of material non-public information. Manager shall not engage in transactions involving the Company’s common stock while in possession of material non-public information within the meaning of applicable securities laws.

9. Ownership and Use of Intellectual Property

9.1. Work Product. The term “Work Product,” as used in this Agreement, refers to all items, including works of authorship, programs, documentation, products, or other materials or items, prepared specifically for and delivered to Company by Manager, its employees, agents or subcontractors during the term of this Agreement or any past agreements, written or oral, but shall exclude all Pre-existing Materials as defined below. Ownership of all Work Product shall belong to the Company.

9.2. Ownership Rights. As between Company and Manager, the Manager and/or its licensors retain full ownership of any and all Pre-existing Materials. As used herein, Pre-existing Materials means material created and/or owned by Manager or its affiliates prior to the date of this Agreement or independently developed by Manager or its affiliates outside of performance under this Agreement. The Manager hereby grants to Company an irrevocable, non-exclusive, terminable, worldwide, royalty free and fully paid up license to use any Manager-owned Pre-existing Materials used in conjunction with Company’s use of the Services and Work Product in the following manner: (i) to make, use, execute, reproduce, or display the Pre-existing Materials; (ii) to distribute copies of Work Products and Services; and, (iii) to authorize others to do any of the foregoing, on behalf of Company. Company’s rights with respect to any Pre-existing Materials owned by third-parties used in connection with the Work Product shall be subject to the licenses applicable to such Pre-existing Materials to be purchased by Company separately and independent of this Agreement. Nothing in this Agreement will be construed as limiting Manager’s rights to use or market any of Manager’s intellectual property without obligation of any kind to Company.

9.3. Company Supplied Intellectual Property. To the extent Manager is required to use any intellectual property (including software) supplied by Company in carrying out the Services, Company warrants that it has the right to so supply such intellectual property for such use, combination, or interaction, and Company agrees to defend, indemnify and hold Manager harmless against any claims or liabilities arising from breach of this warranty.

10. Termination

10.1. Reasons for Termination. Either Party may terminate this Agreement effective immediately, or as otherwise provided herein, upon written notice with Cause, or the Agreement may be terminated by Manager for Good Reason. As used herein, “Cause” means the occurrence of one or more of the following events: (i) a material breach of this Agreement, which is not remedied by the breaching Party within thirty (30) days after written notice thereof from the non-breaching Party, (ii) the commission of, or pleas of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the other Party or an affiliate; (iii) conduct that results in harm to the reputation or business of the other Party or any of its affiliates; (iv) gross negligence or willful misconduct with respect to the other Party or an affiliate; or (v) material violation of state or federal securities laws. As used herein, “Good Reason” means the occurrence of one or more of the following without the express written consent of Manager, which circumstances are not remedied by Company within thirty (30) days of its receipt of a written notice describing the applicable circumstances (which notice must be provided within ninety (90) days of the discovery of the applicable circumstances): (i) any material, adverse change in Manager’s duties, responsibilities, authority, title, status or reporting structure; or (ii) a material reduction in or non-payment of the Consultant’s base compensation or bonus opportunity. Except as otherwise provided in Section 4, mere inefficiency or good faith errors in judgment or discretion shall not constitute grounds for termination hereunder.

10.2.  Effects of Termination on Compensation. In the event the Company terminates the Agreement pursuant to Section 10.1, the Company shall be obligated to pay the Consultant the compensation due under this Agreement up to the effective date of termination. In the event the Manager terminates the Agreement pursuant to Section 10.1, the Company shall be obligated to pay the Manager the compensation due under this Agreement up to the effective date of termination and Manager shall be entitled to keep all compensation paid to the Manager under this Agreement through the effective date of termination.

11. Assignment

Manager shall not assign any of their rights under this Agreement, or delegate the performance of any of the obligations or duties hereunder, without the prior written consent of the Company and any attempt by Manager to so assign, transfer, or subcontract any rights, duties, or obligations arising hereunder shall be void and of no effect; provided that Manager has the right in its sole discretion to hire outside vendors as subcontractors and/or to use employees to provide the Services required by this Agreement. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties and their respective successors and assigns.

12. Notices

Any notices, bills, invoices, or reports required by this Agreement shall be deemed received on (a) the day of delivery if delivered by hand during receiving Party’s regular business hours or by e-mail before or during receiving Party’s regular business hours; or (b) on the second business day following deposit in the United States mail, postage prepaid, to the addresses heretofore below, or to such other addresses as the Parties may, from time to time, designate in writing pursuant to the provisions of this section.

Company:

LGBTQ Loyalty Holdings, Inc.

ATTN: Robert A. Blair, CEO

2435 Dixie Highway

Wilton Manors, FL 33305

Email: bobby@lifeappsbrands.com

Manager:

Beacon Media Interactive, Inc.

ATTN: Von Raees

125 E. Chestnut Ave.

Monrovia, CA 91016

Email: von@beaconmedianews.com

13. Governing Law

This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without regard for conflict of law principles.

14. Dispute Resolution

All disputes under this Agreement shall be settled by arbitration in Los Angeles, California before a single arbitrator pursuant to the commercial law rules of the American Arbitration Association. Arbitration may be commenced at any time by any Party hereto giving written notice to the other Party to a dispute that such dispute has been referred to arbitration. Any award rendered by the arbitrator shall be conclusive and binding upon the Parties hereto. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the arbitrator in accordance herewith shall be final and binding without right of appeal.

15. Severability

If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect.

16. Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, BUSINESS INTERRUPTION, LOSS OF OR UNAUTHORIZED ACCESS TO INFORMATION, DAMAGES FOR LOSS OF PROFITS, INCURRED BY THE OTHER PARTY ARISING OUT OF THE SERVICES PROVIDED UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY’S LIABILITY ON ANY CLAIM, LOSS OR LIABILITY ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID OR PAYABLE TO MANAGER DURING THE TERM OF THIS AGREEMENT. MANAGER MAKES NO WARRANTIES EXCEPT FOR THAT PROVIDED IN SECTION 2. ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED.

17. Indemnification

Each party shall at its own expense indemnify and hold harmless, and at the other party’s request defend such party its affiliates, subsidiaries, successors and assigns officers, directors, employees, sub licensees, and agents from and against any and all claims, losses, liabilities, damages, demand, settlements, loss, expenses and costs (including attorneys’ fees and court costs) which arise directly or indirectly out of or relate to (a) any breach of this Agreement, or (b) the gross negligence or willful misconduct of a Party or a Party’s employees or agents.

18. Entire Agreement; Amendment

This Agreement, together with all schedules, addendums and exhibits hereto, is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the Parties relating to the subject matter hereof and all past courses of dealing or industry custom. No modification of or amendment to this Agreement shall be effective unless in writing and signed by each of the Parties.

19. Waiver

The waiver by either Party of a breach of or a default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

20. Captions

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

COMPANY		MANAGER
LGBTQ Loyalty Holdings, Inc.,		BEACON MEDIA INTERACTIVE, INC.,
a Delaware corporation		a Wyoming corporation

By:	/s/ Robert Blair	By:	/s/ Von Raees
	Robert Blair, CEO		Von Raees, CEO

Date:	June 4, 2019	Date:	June 4, 2019